UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

US. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12 Gunnebo Drive, Lonoke, Arkansas 72086
(Address of Principal Executive Offices)

      (501) 676-2994
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2012, Geoff Williams resigned from his position as a member of the Board of Directors (the “Board”) of U.S. Rare Earths, Inc. (the “Company”).

On August 27, 2012, at a telephonic meeting, the Board voted to remove, for cause, pursuant to Section 3.15 of the Company’s By-laws, as amended (the “By-laws”), Edward F. Cowle and H. Deworth Williams as directors of the Company, effective immediately.  The Board determined that it had cause to remove Messrs. Cowle and H. Deworth Williams from the Board as a result of, among other items, the preparation and filing by Mr. H. Deworth Williams, on behalf of the shareholders included in the written consent filed therewith which included Mr. Cowle, of the Schedule 14C Information Statement, dated August 23, 2012 and filed with the United States Securities and Exchange Commission (the “SEC”) on August 24, 2012 (the “Original Schedule 14C”), which the Company believes contained material omissions and misstatements in direct violation of federal law and the Company’s Code of Ethics.  As indicated in the filing, the Original Schedule 14C was to be mailed to the Company’s shareholders on or around August 24, 2012.  Mr. H. Deworth Williams was also removed for cause from the Board based on his failure to advise the Company of his prior SEC enforcement settlement.

The Company is providing Mr. Cowle and Mr. H. Deworth Williams with the opportunity to furnish the Company as promptly as possible a letter addressed to the Company stating whether he agrees with the foregoing statements made by the Company under this Item 5.02 and, if not, stating the respects in which he does not agree. The Company will file any such letter received by it from Mr. Cowle or Mr. H. Deworth Williams as an exhibit by an amendment to this Form 8−K within two business days after receipt by the Company.

Following the resignation of Mr. Geoff Williams and the removal of Mr. Cowle and Mr. H. Deworth Williams, on August 27, 2012, the Board appointed Winston Marshall, M.D. as a director of the Company and reduced the size of the Board from nine to seven directors, effective immediately.  Dr. Marshall was not selected as a director pursuant to any arrangements or understandings between Dr. Marshall, the Company or any other person.

Prior to his appointment to the Board, Dr. Marshall had served on the Company’s Advisory Board since April 2011, providing guidance regarding rare-earth minerals and their impact on the medical field.  On April 15, 2011, as compensation for joining the Advisory Board, Dr. Marshall received 200,000 unregistered shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), valued at $2.85 per share. In addition, on May 27, 2011, Dr. Marshall invested $100,000 in the Company in exchange for (i) a warrant to purchase 35,088 shares of Common Stock, and (ii) a grant of 35,088 shares of Common Stock valued at $2.85 per share.  As of the date of his appointment to the Board, Dr. Marshall will no longer receive compensation for his services as an advisor to the company.  As compensation for his service as a director and consistent with past practice, the Company intends to grant to Dr. Marshall 150,000 unregistered shares of the Common Stock.

Dr. Marshall will serve as a director until the next annual meeting of stockholders or until his successor is elected and qualified. Dr. Marshall has been named to serve on the Compensation Committee of the Board, which committee was created at the meeting of the Board on August 27, 2012.

Item 8.01  Other Events

As described above, certain of the Company’s shareholders filed the Original Schedule 14C with the SEC on August 24, 2012.  Acting as a representative of the same shareholders, Mr. H. Deworth Williams subsequently amended the Original Schedule 14C by filing the Amendment to the Schedule 14C Information Statement, dated August 27, 2012 and filed with the SEC on August 28, 2012 (the “Amendment” and, together with the Original Schedule 14C, the “Schedule 14C”).  The Company believes the Original Schedule 14C contains a number of misstatements and omissions as it relates to, among other things, the Company’s By-laws and does not believe that the actions purported to be taken in the Schedule 14C are enforceable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

Date: August 29, 2012	By:	/s/ Michael D. Parnell
Michael D. Parnell
Chief Executive Officer